Fourth Amendment

to

Exclusive License Agreement

This Fourth Amendment to the Exclusive License Agreement (this "Amendment") is entered into as of June 21, 2011, by and between The George Washington University ("University") and Protea Biosciences, Inc., ("Company") having a place of business at 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507. University and Company may each be referred to herein individually as "Party" and collectively as the "Parties". The Exclusive License Agreement effective as of December 1, 2008, which was amended as set forth in the Amended and Restated Exclusive License Agreement effective as of February 22, 2010, amended via the second amendment effective as of January 14, 2011, and further amended via the third amendment effective as of April 27, 2011, and all appendices and exhibits thereto are collectively referred to herein as the "the Amended Exclusive License Agreement".

Recitals

WHEREAS, University and Company desire to correct certain typographical errors in the Amended Exclusive License Agreement appearing in Sections 2.1 and 4.3;

WHEREAS, University and Company acknowledge their mutual understanding of the term "University Patent Rights" as that term appears in Sections 2.1 and 4.3 of the Amended Exclusive License Agreement to mean and always to have meant "University Patent Portfolio" as defined in Section 1.2 of the Amended Exclusive License Agreement;

WHEREAS, University and Company desire to amend the Amended Exclusive License Agreement, as amended by this Amendment, to include such corrections;

NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Amended Exclusive License Agreement.

2.    Amendment to Section 2.1 "License Grant." Section 2.1 "License Grant" shall be deleted in its entirety and replaced with the following section:

Subject to the terms and conditions of this Agreement and during the term hereof, University hereby grants to Company an exclusive license in the Territory, with right to sublicense, to use the University Patent Portfolio and the University Technology Rights (collectively the "University Rights") within the Field to make, have made, use, import, offer for sale and sell Products and practice Processes.

3. Amendment to Section 4.3 "Late Payments; University Right to Cure." Section 4.3 "Late Payments; University Right to Cure" shall be deleted in its entirety and replaced with the following section:

A payment shall be deemed to be late if made more than five (5) business days after such payment is due to the University under this Agreement. Late payments shall bear interest at the lower of 1.5% per month or the maximum rate permitted by law, compounded daily, until Company pays such amount with all accrued interest to University. The payment of such interest shall not preclude University from exercising any other rights they may have as a consequence of the lateness of any payment. If Company shall fail to pay in a timely manner any maintenance, issuance, legal or like fees necessary for the filing, prosecution or maintenance of the University Patent Portfolio, the University will have the right to pay such amount on behalf of Company and invoice Company for same. Amounts so advanced by the University will bear interest at the rate of 1.5% per month or the maximum rate permitted by law, compounded continuously, until Company pays such amount with all accrued interest to University. The payment of such interest shall not preclude University from exercising any other rights they may have as a consequence of the failure to make such payment, including, without limitation, the right of the University to terminate this Agreement.

4. Reaffirmation; Conflicts. Except as expressly amended by this Amendment, the Amended Exclusive License Agreement is and shall continue to be in full force and effect as originally written. This Amendment shall be deemed to revise the terms and provisions specifically referenced herein. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Amended Exclusive License Agreement, this Amendment shall govern; provided, however, that the fact that a term or provision appears in this Amendment but not in the Amended Exclusive License Agreement, or in the Amended Exclusive License Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section.

5. Execution in Counterparts; Effectiveness; Severability. This Amendment may be executed in any number of counterparts and by any combination of the Parties hereto in separate counterparts, each of which counterpart shall be an original and all of which when taken together shall constitute one and the same Amendment. This Amendment shall be deemed to have been effective as of December 1, 2008. If any section, paragraph, clause, or provision of this Amendment shall for any reason be held to be invalid or unenforceable, the invalidity or unenforceability of such section, paragraph, clause, or provision shall not affect any of the remaining provisions of this Amendment, the intent being that the same are severable.

Each reference in the Amended Exclusive License Agreement to "this Agreement," "hereunder,", "hereof" or words of like import referring to the Amended Exclusive License Agreement shall mean and be a reference to the Amended Exclusive License Agreement as amended by this Amendment.

6. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the Parties hereto evidenced hereby.

7. Governing Law. THIS AMENDMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE DISTRICT OF COLUMBIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

/s/ Leo M. Chalupa
Name:
Title:
The George Washington University

/s/ Stephen Turner
Name:
Title:
PROTEA BIOSCIENCES, Inc.

[Signature Page to the Fourth Amendment to Exclusive License Agreement]